Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the annual report of Janus Henderson Group plc (the “Company”) on Form 10‑K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Roger Thompson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROGER THOMPSON
Roger Thompson
Chief Financial Officer
Date: February 26, 2019

A signed original of this written statement required by Section 906 has been provided to Janus Henderson Group plc and will be retained by Janus Henderson Group plc and furnished to the Securities and Exchange Commission or its staff upon request.